Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated May 6, 2015 related to the consolidated financial statements of EGI Insurance Services, Inc. as of and for the eleven-month period ended November 30, 2013, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Detroit, MI

August 12, 2015